Exhibit 10.1

FIRST AMENDMENT TO AGREEMENT

AND PLAN OF MERGER

THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER is dated and is effective as of December 13, 2004, among IBERIABANK Corporation (“IBKC”) and American Horizons Bancorp, Inc. (“AHB”).

RECITALS

•	The parties have previously entered into a certain Agreement and Plan of Merger dated as of September 29, 2004 (the “Agreement”) pursuant to which AHB will merge into IBERIABANK Acquisition Corporation (“IBAC”) (the “Merger”).

•	The purpose of this First Amendment is to amend the Agreement to reflect certain modifications as agreed upon by the parties.

NOW, THEREFORE, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms herein which are defined in the Plan shall be as defined in the Agreement, except as otherwise defined in this First Amendment.

2. The Merger. The “Merger” shall mean the merger of AHB into IBKC. All references to IBAC are hereby eliminated from the Agreement and the related Agreement of Merger in the form of Exhibit A to the Agreement and substituted with IBKC.

3. Article 4 Revision. Section 4.6(b) is amended to read was follows:

(b) declare, pay or make any dividend or distribution on, or reclassify or acquire, or issue (except upon exercise of options outstanding on the date of this Agreement) or sell or grant options or other rights to acquire any additional shares of or any securities or obligations convertible into or exchangeable for, its capital stock; except that if the Closing does not occur on or before March 31, 2005, the Cash Consideration to be paid at Closing shall be increased by an amount equal to the cash dividends per share declared by IBKC with a record date between January 1, 2005 and April 1, 2005 times the shares of IBKC Common Stock to be issued in the Merger.

4. Continued Effect. Except as expressly modified herein, the Agreement shall continue in full force and effect. The Agreement as amended herein is hereby ratified and confirmed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and delivered as of the date hereinabove provided by their duly authorized officers.

IBERIABANK CORPORATION		AMERICAN HORIZONS BANCORP, INC.

By:	/s/ Daryl G. Byrd	By:	/s/ William E. Pratt
	Daryl G. Byrd		William E. Pratt
	Its: President		Its: Vice President